As filed with the Securities and Exchange Commission on June 11, 2003.

Registration No.

__________________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________________

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

______________________

HUFFY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio

31-0326270

(State or other jurisdiction of

225 Byers Road

(I.R.S. Employer

incorporation or organization)

Miamisburg, Ohio 45342

Identification No.)

(937) 866-6251

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

________________

Nancy A. Michaud

Vice President--General Counsel and Secretary

225 Byers Road

Miamisburg, Ohio  45342

(937) 866-6251

Fax:  (937) 865-5414

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copy to:

Charles F. Hertlein, Jr.

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

(513) 977-8315

Fax:  (513) 977-8141

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

_________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	1,100,000 shs.	$7.04	$7,744,000	$626.49

(1)  Also includes an indeterminate number of shares of Common Stock that may become issuable to prevent dilution resulting from stock splits, stock dividends and conversion price or exercise price adjustments, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)  Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported on the New York Stock Exchange at the close of trading on June 9, 2003.

_______________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

__________________________________________________________________________________________________

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION - DATED June 11, 2003

PROSPECTUS

1,100,000 Shares

HUFFY CORPORATION

Common Stock

_______________

The Huffy Corporation Retirement Plan, the shareholder of Huffy Corporation listed in this prospectus, is offering up to 1,100,000 shares of Huffy Corporation common stock for sale to the public at prevailing market prices by means of this prospectus.  Huffy Corporation itself is not offering any shares of stock for sale and will not receive any proceeds from this offering.  Huffy Corporation common stock is traded on the New York Stock Exchange under the trading symbol HUF.  As of June 9, 2003, the latest practicable date, the closing price of Huffy Corporation common stock on the New York Stock Exchange was $6.98 per share.  Our principal address is 225 Byers Road, Miamisburg, Ohio 45342.  Our main telephone number at this address is (937) 866-6251.

_______________

An investment in Huffy Corporation common stock could be risky, and we urge you to read the information described under the “Risk Factors” heading beginning on page 1.

__________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

____________

The date of this prospectus is_______________, 2003

TABLE OF CONTENTS

HUFFY CORPORATION

1

RISK FACTORS

1

THE OFFERING

4

USE OF PROCEEDS

4

SELLING SHAREHOLDER

4

PLAN OF DISTRIBUTION

4

RECENT DEVELOPMENTS

7

LEGAL MATTERS

7

EXPERTS

7

WHERE TO FIND MORE INFORMATION

7

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

8

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

HUFFY CORPORATION

Huffy Corporation was incorporated in 1928.  Our business consists of two segments, "sporting goods" and "services to retailers." In the sporting goods segment, we  design and market a wide variety of sporting goods products, including wheeled products, basketball backboards and accessories, golf equipment, snowboards, skis and various action sports equipment.  In the services to retailers segment, we offer services nationally to retailers, including assembly and repair services for our own and others’ products, as well as merchandising services.

RISK FACTORS

You should be aware that there are various risks associated with our business, which are described below. You should carefully consider these risk factors before you decide to purchase our common stock from the selling shareholder.

Continued losses could result in noncompliance with loan covenants or otherwise negatively affect our business.

We reported a net loss for the year ended December 31, 2001.  We also reported a net loss for the year ended December 31, 2002, due to substantial expenses we accrued in connection with discontinued operations.  Specifically, in late 2002 we agreed to settle certain wage/hour claims and litigation related to our period of ownership of Washington Inventory Service, a business we sold in November 2000.  We have reserved $7.7 million to cover our potential settlement obligation for these matters.  In the first quarter of 2003 we were required to make an initial cash payment for this settlement of approximately $5 million.  We also reported a normal seasonal loss for the first quarter of 2003.  In order to have long-term debt with which to fund future growth opportunities, in March 2003 we established a secured $15 million term loan facility in addition to our existing $75 million secured revolving loan facility.  In doing so, we agreed to certain additional financial covenants applicable to these credit facilities, including requirements that we have certain minimum levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”) on a quarterly basis, and that we maintain a specified ratio of EBITDA to fixed charges (consisting of interest expense, loan principal payments, tax payments and capital expenditures) on a monthly basis.  If we experience continued losses, or even positive but insufficient levels of earnings, we could fall below the levels required by these loan covenants, resulting in a loan default.

Intense competition in the sporting goods industry could limit the growth of our sporting goods business and reduce its profitability.

A majority of our business consists of the design and marketing of sporting goods.  These markets are highly competitive.  We face competition in:

•

designing and developing new products;

•

obtaining licenses;

•

improving existing products; and

•

marketing and distribution.

Competition has in the past and may in the future force us to reduce the selling prices for our sporting goods  which could adversely affect our operating results and financial condition.

Rapidly changing consumer preferences may adversely affect our business.

Our industries are subject to rapidly changing consumer preferences, high level of seasonality and competition and a constant need for creating and marketing new products.  Demand for Huffy products and services are influenced by:

•

cultural and demographic trends;

•

marketing and advertising expenditures;

•

popularity of certain themes;

•

design and technological developments; and

•

general economic conditions.

Because these factors can change rapidly, consumer demand and preference can also shift quickly.  We may not always be able to respond to changes in consumer demand and preferences because of the significant amount of time and financial resources needed to bring new products to market.  If we are unable to respond to such changes quickly, there could be an adverse impact on our businesses.

The loss of certain customers could adversely affect our business.

Certain of our customers account for a disproportionately large share of our net sales.  In 2002, our ten largest customers accounted for approximately 80% of our net sales in the aggregate.  If certain of these customers cease doing business with us, or significantly reduce the amount of their purchases from us, our business could be adversely affected.  In particular, sales in the sporting goods segment to two customers, Kmart and Wal*Mart, are each in excess of 10% of our consolidated revenues for the year ended December 31, 2002, and the loss of one of these customers could have a material adverse effect on Huffy and its subsidiaries as a whole.  In addition, we note that on January 22, 2002 Kmart filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code.  During the second quarter of 2003, Kmart emerged from bankruptcy.  At this time we do not believe that Kmart will have any additional unfavorable impact on our sales volume or margin in the short term.  Also, pressure to provide financial incentives to our customers or pressure to reduce prices or change the terms of sale of our products could adversely affect our business.

The loss of certain license agreements could adversely affect our business.

We market our products under a variety of trademarks, including some owned by third parties and covered by license agreements.  Some license agreements require minimum guaranteed royalty payments regardless of the actual sales of the products licensed.  In addition, our ability to retain sales could be adversely affected by the termination or non-renewal of a particular license.

Our current credit facilities restrict our ability to pay dividends.

We have not authorized the payment of dividends but will continue to assess whether we can and should pay dividends.  The terms of our current credit facilities allow us to pay dividends on Huffy common stock only in certain circumstances.  We are permitted by our lenders to pay dividends only if there are no defaults under the loan agreement and if certain financial conditions are met.  The total amount of dividends paid in any fiscal year is also capped by the loan agreement.

General economic factors in the regions in which we operate could adversely affect our business.

These economic factors include:

•

interest rates and inflation;

•

the impact of an economic recession;

•

consumer credit availability;

•

consumer debt levels;

•

tax rates and tax policy;

•

unemployment trends; and

•

other matters that influence consumer confidence and spending.

Increasing volatility in financial markets may cause the above factors to change with an even greater degree of frequency and magnitude.

Disruptions or instability in the international economy could negatively affect our business.

We use manufacturing facilities in several foreign countries.  These facilities, and our ability to locate and qualify other foreign manufacturers, could be affected by political, economic or legal disruptions affecting trade with such countries including, but not limited to the following:

•

terrorist acts and the continuing war on terrorism;

•

exposure to foreign currency fluctuations and devaluation caused by either general economic forces or government intervention;

•

restrictions imposed by domestic export laws and regulations and foreign import laws and regulations;

•

import/export quotas and taxes or tariffs;

•

the inherent instability associated with political and economic events beyond our control, including the status of the relationship between the United States and China; and

•

the general difficulty of administering a business organization at long distances across national borders.

Anti-takeover provisions in our organizational documents and Ohio law may prevent our shareholders from realizing a premium return.

Anti-takeover provisions in our articles of incorporation, code of regulations and our shareholder rights plan, as well as under Ohio law, may deter unfriendly offers or other efforts to obtain control over Huffy.  This could make Huffy less attractive to a potential acquirer and deprive our shareholders of the opportunity to sell their common stock at a premium price.

THE OFFERING

Huffy Corporation plans to contribute up to 1,100,000 shares of its common stock to the Huffy Corporation Retirement Plan in partial satisfaction of our anticipated future funding obligations to the plan, in lieu of possible future cash contributions.  Under the terms of the plan and applicable requirements of federal law, we may contribute common stock to the plan having a value of up to 10% of the total value of all other plan assets at the time of the contribution.  The exact number of shares to be contributed will therefore depend upon the market value of our common stock at the time of the contribution and the total value of all other plan assets at the time of the contribution.  The plan’s assets are required by law to be managed in the best interest of participants in the plan and their beneficiaries.  The Huffy Corporate Benefits Advisory Committee, a committee of officers and management-level employees which is responsible for overseeing the Retirement Plan, plans to retain an independent registered investment advisor, Victory Capital Management, Inc., to manage, in its discretion, the plan’s disposition of the shares.  The agreement with the investment manager contemplates that such sales will be complete within 18 months of the date we contribute the shares to the plan.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.  We will pay the expenses of registering the shares of common stock offered by this prospectus, which we estimate will be about $28,000.

SELLING SHAREHOLDER

The Huffy Corporation Retirement Plan Trust is the trust formed to hold the assets of our defined benefit pension plan known as the Huffy Corporation Retirement Plan.  The plan and the trust are intended to be tax-qualified within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code.  The trust is funded by Huffy Corporation contributions held for the sole benefit of plan participants and beneficiaries, and to pay proper expenses of plan administration.

As of June 11, 2003, the trust did not yet own any shares of our common stock.  Assuming all the 1,100,000 shares in this offering were contributed to the trust, the trust would own approximately 6.98% of the outstanding shares of our common stock.

The disposition of the shares contributed to the trust will be managed by an independent investment manager designated in accordance with procedures established by the Huffy Corporate Benefits Advisory Committee.  The investment manager is responsible in its sole judgment and discretion for making any decision to sell from time to time any of or all the shares under its control, subject to the terms of investment management arrangements with the manager which contemplate that the disposition of the shares will be completed within 18 months of the date they are contributed to the plan.

PLAN OF DISTRIBUTION

The selling shareholder, acting on the advice of its independent investment manager, may, from time to time, dispose of the shares being sold under this prospectus in one or more transactions, which may involve:

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

sales on the New York Stock Exchange, or any other principal market on which our shares trade at the time of sale, including directly with market makers acting as principal;

•

privately-negotiated transactions, which include direct sales to purchasers and sales effected through agents;

•

a block trade in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by that broker or dealer for its own account;

•

an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

•

transactions otherwise than in the over-the-counter market;

•

the writing of put or call options on the securities;

•

short sales of the shares and transactions covering short sales;

•

the pledge of the security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves sell or transfer the securities or their interest in such securities;

•

the transfer of the securities by the selling shareholder to its shareholders or affiliates; or

•

a combination of any of the above.

The sale price pursuant to this prospectus may be:

•

a fixed price;

•

the market price prevailing at the time of sale;

•

a price related to such prevailing market price;

•

a negotiated price; or

•

any other price the selling shareholder may determine, including sales below the market price.

In addition, the selling shareholder may also sell the shares in private transactions or under Rule 144, rather than pursuant to this prospectus.  The selling shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.  Market makers acting as principals, or brokers or dealers acting as agents for the selling shareholder or their customers, may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of shares for whom such brokers or dealers may act as agents or to whom they may sell as principal or both, which compensation as to a particular broker or dealer might be in excess of customary commissions.

Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the selling shareholder will attempt to sell the shares in block transactions to market makers or other purchasers at a price per share which may be below the then current market price.  In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.  The selling shareholder cannot ensure that all or any of the shares offered pursuant to this prospectus will, in fact, be sold by the selling shareholder or that the selling shareholder will not sell, gift or otherwise transfer any shares by any other means not described in this prospectus.

Any brokers, dealers or agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with the sale of the shares offered pursuant to this prospectus.  Accordingly, any discounts, concessions or commissions such broker, dealer or agent receives may be deemed to be underwriting compensation under the Securities Act of 1933.  To our knowledge, there are currently no plans, arrangements or agreements between the selling shareholder and any broker, dealer or agent regarding the sale of shares by the selling shareholder pursuant to this prospectus, and there is no assurance that any such plans, arrangements or agreements will be entered into.  If the selling shareholder enters into such a material plan, arrangement or agreement (other than for ordinary and customary trading fees, discounts, concessions or commissions) with a broker, dealer or agent, acting as principal, a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933 or a post-effective amendment to the registration statement, if required, will be filed and distributed, disclosing, in addition to those items previously mentioned:

•

the name of such broker, dealer or agent;

•

the number of shares involved;

•

the price at which such shares are to be sold;

•

the commissions paid or discounts or concessions allowed to such broker, dealer or agent where applicable; and

•

other facts material to the transaction.

In order to comply with securities laws of certain jurisdictions, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain jurisdictions, the shares may not be sold unless the shares have been registered or qualified  for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with.  The selling shareholder and any other persons participating in the sales of the shares pursuant to this prospectus may be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under such Act, including, without limitation, Regulation M.  In general, Regulation M prohibits any person connected with a distribution of our shares from directly or indirectly bidding for, or purchasing for any account in  which it has a beneficial interest, any of our shares.  We have advised the selling shareholder that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholder and any of its affiliates.  The selling shareholder has advised us that,  during the time that the selling shareholder may be engaged in sales of shares registered under this prospectus,  it will comply with Regulation M under the Securities Exchange Act of 1934.

The selling shareholder will pay any underwriters’ fees, commissions or discounts associated with its sale of the shares pursuant to this prospectus.  However, we are contractually obligated to pay all costs and expenses of registration.  We have also agreed to indemnify the selling shareholder and its officers, directors, affiliates and partners, and each person who controls the selling shareholder against certain liabilities, including liabilities under the Securities Act of 1933, or if such indemnity is unavailable, to contribute to payments the selling shareholder or such persons may be required to make in respect of such liabilities.

RECENT DEVELOPMENTS

For several years our debt financing consisted of a $75 million revolving debt facility provided by Congress Financial Corporation (Central) directly and as agent for another lender.  Our ability to borrow funds for operating purposes under this facility is based on our levels of inventory and outstanding accounts receivable at any given time, as is typical with revolving loans.  From time to time we have requested and received additional short-term borrowing authority under our revolving loan facility with Congress Financial to cover seasonal working capital needs.  Most recently, in May 2003 we obtained a $5 million increase for a 60-day period.  In March 2003 we established a $15 million term loan in order to have some long-term debt with which to fund future growth opportunities and which would not be subject to our normal seasonal fluctuations in inventory and accounts receivable.

The term loan was funded by an additional lender, Ableco Finance LLC, for which Congress Financial also serves as agent and is secured by a first priority lien on our trademarks and patents.  The term loan bears interest at a variable rate of seven percentage points over the prime rate of JP MorganChase Bank, N.A., subject to a minimum rate of 10.75%.  In establishing the term loan facility as part of our overall debt facility, we agreed to certain additional financial covenants applicable to all of our debt, including requirements that we have certain minimum levels of earnings before interest, taxes, depreciation and amortization ("EBITDA") on a quarterly basis, and that we maintain a specified ratio of EBITDA to fixed charges (consisting of interest expense, loan principal payments, tax payments and capital expenditures) on a monthly basis.

We also consider on an ongoing basis alternative capital financing structures, including possible placements of equity securities and other hybrid financing instruments, as well as alternative senior and subordinated debt arrangements.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by our counsel, Dinsmore & Shohl LLP, Cincinnati, Ohio.

EXPERTS

The consolidated financial statements and schedule of Huffy Corporation as of December 31, 2002 and 2001, and for each of the years in the three year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE TO FIND MORE INFORMATION

Government Filings.  We file annual, quarterly and special reports and other information with the Securities and Exchange Commission.  You may read and copy any documents that we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The Public Reference Room imposes a nominal fee for copying requested documents.  The SEC maintains an Internet Site that contains reports, proxy and information statements and other information about us.  You may obtain our SEC filings free of charge at the SEC’s website at http://www.sec.gov.  Our SEC file number is 0-27610.  You may access other information about us free of charge at our website at www.huffy.com.

Information Incorporated by Reference.  The SEC allows us to “incorporate by reference”  the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supercede previously filed information, including information included in this document.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

•

Our Annual Report on Form 10-K for the year ended December 31, 2002.

•

Our Proxy Statement dated March 6, 2003.

•

The description of the common stock contained in our Registration Statement on Form S-4 effective August 1, 2002.

•

Our Current Report on Form 8-K filed on March 14, 2003.

You may request free copies of these filings by writing or telephoning us at the following address:

Nancy A. Michaud

Vice President, General Counsel and Secretary

225 Byers Road

Miamisburg, Ohio  45342

(937) 866-6251

Fax:  (937) 865-5414

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, and markets for our stock and other matters.  Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  These forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this prospectus or the other documents incorporated by reference, are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and incorporated by reference into this prospectus.  In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•

our inability to obtain or maintain sufficient capital financing to operate our businesses in the future in accordance with our business plan;

•

our ability to integrate the operations of certain recently acquired businesses, including their financial information and distribution systems;

•

our ability to achieve the anticipated synergies and cost savings from recent acquisitions;

•

timing and success of product development and market acceptance of developed products;

•

regulatory approvals and restrictions;

•

intellectual property positions;

•

competition in the industries and in the specific markets in which we operate;

•

unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products;

•

the loss of one or more significant vendors, or an unfavorable change in the terms and conditions under which we conduct business with one or more significant vendors;

•

fluctuations in operating results;

•

risks associated with importing merchandise from abroad;

•

loss of a significant vendor, prolonged disruption of material supply chain, or significant increases in the cost of raw materials, supplies, fuel, utilities and other related energy costs;

•

changes in the cost or availability of labor sufficient to support operations;

•

changes in general business and economic conditions in our operating regions;

•

loss or bankruptcy of one or more key customers and the failure of Kmart to successfully reorganize following its bankruptcy; and

•

costs and other effects of legal and administrative cases and proceedings, settlements investigations and claims.

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus, or in the case of documents incorporated by reference, as of the date of those documents.  We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

#

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution

The following is an itemized statement of the expenses (all but  the SEC fees are estimates) in connection with the sale of the securities being registered hereunder.  All such expenses will be borne by the Company.

SEC registration fees

$     626.49

Legal fees and expenses

$15,000.00

Accounting fees and expenses

$12,000.00

Miscellaneous

$     373.51

Total

$28,000.00

Item 15.

Indemnification of Directors and Officers

The Huffy code of regulations provides that Huffy will indemnify any person who served or serves as a director, officer, employee or agent of Huffy or who served or serves at the request of Huffy as a director, trustee, officer, employee or agent of another corporation or entity against any losses, liabilities, damages and expenses incurred by such person in connection with any claim, action, suit or proceeding (whether threatened, pending or completed and whether civil, criminal, administrative or investigative) by reason of any act or omission to act as such director, trustee, officer, employee or agent to the full extent permitted by Ohio law. Further, all expenses incurred by a director in defending the action, suit or proceeding shall be paid by Huffy as they are incurred, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking to (i) repay such amount if it is proved that his or her act or omission was undertaken with intent to cause injury to Huffy or with reckless disregard for the best interests of Huffy and (ii) reasonably cooperate with Huffy concerning such action, suit or proceeding.

In general, Ohio law provides that a corporation may indemnify such persons against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, trustee, officer, employee or agent in connection with such action, suit or proceeding if the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim or issue as to which such person is adjudged to be liable for negligence or misconduct, unless and to the extent that the court in which the action was brought holds that indemnification is warranted.

The right to indemnification is not exclusive of any other right which a person seeking indemnification may have under Huffy's articles of incorporation or code of regulations or any agreement, vote of shareholders or disinterested directors or otherwise. Huffy has entered into indemnification agreements with its directors and officers which provide that Huffy shall indemnify the director or officer if he was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted, by or in the right of Huffy), by reason of the fact that he is or was a director, officer, employee or agent of Huffy, or is or was serving at the request of Huffy as a director, officer, trustee, employee or agent of another corporation (domestic or foreign, non-profit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees, transcript costs and investigative costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the bests interests of Huffy, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the director or officer claims indemnification under the agreement, he shall be presumed, in respect of any act or omission giving rise to such claim for indemnity, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the bests interests of Huffy, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

The indemnity agreement also provides that Huffy will not indemnify an officer or director in respect of any claim, issue or matter asserted in any completed action or suit instituted by or in the right of Huffy to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Huffy, or is or was serving at the request of Huffy as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, non-profit or for profit), partnership, joint venture, trust or other enterprise, as to which claim, issue or matter he shall have been adjudged to be liable for acting with reckless disregard for the bests interests of Huffy in the performance of his duty to Huffy, unless and only to the extent that the Court of Common Pleas of Montgomery County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such court of Common Pleas or such other court shall deem proper.

The Huffy code of regulations also provides that Huffy may purchase and maintain insurance on behalf of any of the persons which it may indemnify against such types of liability. Huffy has purchased insurance policies which provide coverage for the acts and omissions of Huffy's directors and officers in certain situations.

Item 16.

Exhibits

Each of the following exhibits is filed or incorporated by reference in this Registration Statement.

Exhibit

Number

Description of Exhibit

(5) and (23.1)

Opinion and consent of Dinsmore & Shohl LLP, counsel to the Registrant.

(23.2)

Consent of KPMG LLP

(24)

Power of Attorney

________

Item 17.

Undertakings

(a)

Rule 415 Offering.  The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)

Incorporating subsequent Exchange Act filings.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Request for Acceleration of Effective Date.  Insofar as  indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or  controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether  such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)

Reliance on Rule 430A.  The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the  Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the  Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miamisburg, State of Ohio on the 10th day of June, 2003.

HUFFY CORPORATION

By:

/s/ Nancy A. Michaud

Nancy A. Michaud, Vice President,

General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/Don R. Graber

Chairman of the Board,

Don R. Graber

President and

Chief Executive Officer

(Principal Executive Officer)

June 10, 2003

/s/ Robert W. Lafferty

Vice President,

Robert W. Lafferty

Chief Financial Officer and Treasurer

(Principal Financial Officer)

June 10, 2003

/s/ Timothy G. Howard

Vice President and Controller

Timothy G. Howard

(Principal Accounting Officer)

June 10, 2003

/s/ Nancy A. Michaud*

Director

June 10, 2003

W. Anthony Huffman

/s/ Nancy A. Michaud*

Director

June 10 2003

Linda B. Keene

/s/ Nancy A. Michaud*

Director

June 10, 2003

Donald K. Miller

/s/ Nancy A. Michaud*

Director

June 10, 2003

James F. Robeson

/s/ Nancy A. Michaud*

Director

June 10, 2003

Thomas C. Sullivan

Director

______, 2003

Joseph P. Viviano

/s/ Nancy A. Michaud*

Director

June 10, 2003

Gerald B. Wasserman

*Executed by Nancy A. Michaud pursuant to the attached Power of Attorney.

Exhibit Index

Exhibit Number	Description of Exhibit
(5) and (23.1)	Opinion and consent of Dinsmore & Shohl LLP, counsel to Registrant
(23.2)	Consent of KPMG LLP
(24)	Power of Attorney

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Exhibits 5 and 23.1

Charles F. Hertlein, Jr.

(513) 977-8315

June 10, 2003

Huffy Corporation

225 Byers Road

Miamisburg, Ohio  45342

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-3, prescribed pursuant to the Securities Act of 1933, to be filed by Huffy Corporation (the “Company”) with the Securities and Exchange Commission on or about June 10, 2003, under which 1,100,000 shares of the Company's Common Stock, $1.00 par value ("Common Stock") are to be registered.

We hereby consent to the filing of this opinion as Exhibits 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Code of Regulations both as amended, and the records of proceedings of the shareholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1.  The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2.  Such 1,100,000 shares of Company Common Stock, upon contribution to the Huffy Corporation Retirement Plan in the manner described in the Registration Statement, will be legally and validly issued and outstanding, fully-paid and nonassessable.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Charles F. Hertlein, Jr.

Charles F. Hertlein, Jr.

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Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our reports dated January 31, 2003, with respect to the Consolidated Balance Sheets of Huffy Corporation and subsidiaries as of December 31, 2002 and 2001, and the related Consolidated Statements of Operations, Shareholders’ Equity, and Cash Flows for each of the years in the three year period ended December 31, 2002 and the related financial statements schedule, incorporated herein by reference and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/KPMG LLP

KPMG LLP

Cincinnati, Ohio

June 11, 2003

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Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nancy A. Michaud, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any Registration Statements filed under the Securities Act of 1933 or any amendment or amendments to such Registration Statements relating to shares to be offered for sale, sold, and/or issued in connection with Huffy Corporation's contribution of common stock to the Huffy Corporation Retirement Plan and to perform any acts necessary to be done in order to file such Registration Statement with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or her substitutes, shall do or cause to be done by virtue hereof.

/s/ Don R. Graber

Don R. Graber

Director

/s/ W. Anthony Huffman

W. Anthony Huffman

Director

/s/ Linda B. Keene

Linda B. Keene

Director

/s/ Donald K. Miller

Donald K. Miller

Director

/s/ James F. Robeson

James F. Robeson

Director

/s/ Thomas C. Sullivan

Thomas C. Sullivan

Director

Joseph P. Viviano

Director

/s/ Gerald B. Wasserman

Gerald B. Wasserman

Director

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